UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2019

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Operating Partnership, L.P., a Delaware limited partnership through which the Company conducts substantially all of its operations (the “Operating Partnership”). Through one of its wholly-owned subsidiaries, the Company serves as the sole general partner of the Operating Partnership. Unless otherwise indicated or unless the context requires otherwise, references to “we” and “our” refer to the Company, the Operating Partnership and any other subsidiaries thereof.

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Prospect Hospital Portfolio

On July 10, 2019, the Operating Partnership entered into definitive agreements pursuant to which certain of its subsidiaries will invest approximately $1.55 billion in a portfolio of 14 acute care hospitals and two behavioral health facilities currently owned and operated by Prospect Medical Holdings, Inc. (“Prospect”).

Under the terms of the agreements, certain subsidiaries of the Operating Partnership will acquire from Prospect all of its interests in the real estate of 11 acute care hospitals and two behavioral health facilities for an aggregate purchase price of approximately $1.4 billion. Such hospitals and facilities will then be leased back to Prospect under two separate master leases. In addition, (i) a subsidiary of the Operating Partnership will make a mortgage loan in the amount of approximately $51.3 million, secured by a first mortgage on an acute care hospital, and (ii) a subsidiary of the Company’s taxable REIT subsidiary will make a term loan of approximately $112.9 million, which will mature upon the earlier of three years or the satisfaction of certain conditions. After the maturity of the term loan and upon satisfaction of certain conditions, other subsidiaries of the Operating Partnership will acquire from Prospect all of its interests in the real estate of two additional acute care hospitals, which real estate will be added to one of the master leases. The master leases, mortgage loan, and term loan will be cross-defaulted and cross-collateralized. The master leases and mortgage loan will have substantially similar terms, with 15-year fixed term subject to three extension options, plus annual increases at the greater of CPI or 2%, with a cap of 4%.

The table below sets forth pertinent details with respect to the hospitals and behavioral health facilities in the Prospect portfolio:

Hospital	City	State	Form of Investment	Hospital Type	Licensed Beds
Southern CA Hospital at Hollywood	Los Angeles	California	Fee Simple	Acute	100
Southern CA Hospital at Van Nuys	Van Nuys	California	Fee Simple	Behavioral	57
Southern CA Hospital at Culver City	Culver City	California	Fee Simple	Acute	420
Los Angeles Community Hospital at Norwalk	Norwalk	California	Fee Simple	Acute	50
Los Angeles Community Hospital	Los Angeles	California	Fee Simple	Acute	129
Los Angeles Community Hospital at Bellflower	Bellflower	California	Fee Simple	Behavioral	144
Foothill Regional Medical Center	Tustin	California	Mortgage Loan	Acute	177
Manchester Memorial Hospital	Manchester	Connecticut	Fee Simple	Acute	249
Rockville General Hospital	Vernon	Connecticut	Fee Simple	Acute	102
Waterbury Hospital	Waterbury	Connecticut	Fee Simple	Acute	357
Crozer-Chester Medical Center	Upland	Pennsylvania	Fee Simple	Acute	300
Springfield Hospital	Springfield	Pennsylvania	Fee Simple	Acute	25
Taylor Hospital	Ridley Park	Pennsylvania	Fee Simple	Acute	105
Delaware County Memorial Hospital	Drexel Hill	Pennsylvania	Fee Simple	Acute	168

Total Licensed Beds*					2,383

*	Excludes two properties subject to a delayed closing depending upon satisfaction of certain conditions.

The agreements provide for the potential for a future purchase price adjustment of up to an additional $250.0 million based on achievement of certain performance thresholds over a three-year period. Any such adjustment will be added to the lease base upon which the Company will earn a return in accordance with the master leases.

Subject to customary closing conditions, the Company expects to consummate the transactions described above in the second half of 2019 with respect to all of the real estate other than the two properties subject to a delayed closing.

The Company intends to finance the transaction with funds from various financing arrangements, which may include borrowings under the bridge loan facility described below and revolving credit facility, proceeds from security issuances, cash on hand or a combination thereof. We cannot assure you that we will be able to successfully complete the Prospect investment on the terms described or at all.

Bridge Loan Facility Commitment Letter

On July 10, 2019, the Company received a commitment to provide a senior unsecured bridge loan facility in an original principal amount of $1.55 billion to fund its investment in the Prospect portfolio, if necessary, pursuant to a commitment letter from Barclays Bank PLC. The Company will pay certain customary fees in connection with the bridge loan facility. The bridge loan facility, if funded, will mature 364 days after the closing date of the Prospect portfolio investment. The funding of the bridge loan facility is contingent on the satisfaction of customary conditions, including, but not limited to, the execution and delivery of definitive documentation and the consummation of the Prospect portfolio. The principal amount of the bridge loan facility may be reduced in connection with certain equity and debt issuances by the Operating Partnership and/or the Company. We cannot assure you that we will be able to successfully borrow under the bridge loan facility on the terms described or at all.

Item 7.01. Regulation FD Disclosure.

On July 15, 2019, the Company issued a press release announcing the Prospect investment described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

In addition, the Company has prepared an investor presentation in connection with the Prospect investment for use with analysts and investors beginning on July 15, 2019. A copy of this presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The presentation may also be viewed on the Company’s website at www.medicalpropertiestrust.com.

The information contained in this Item 7.01 and exhibits thereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise. The information in this Item 7.01, including the exhibits thereto and referenced materials posted to the Company’s website, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 8.01. Other Events

Attached as Exhibit 99.3 to this Current Report and incorporated herein by reference are the consolidated balance sheets, statements of operations, statements of comprehensive loss, statements of changes in members’ deficit, and statements of cash flows of Steward Health Care System LLC (“Steward”) as of and for the years ended December 31, 2018 and 2017 (unaudited) but excludes the notes at this time. Since the concentration of the Company’s leases with Steward was greater than 20% of the Company’s total assets at December 31, 2018, Steward’s financial statements may be material to investors in our Company. The Company intends to file the full audited financial statements of Steward as of and for the years ended December 31, 2018 and 2017 via Form 10-K/A promptly upon such full set of financial statements (including the notes) becoming available. The financial information attached as Exhibit 99.3 hereto was provided to us by Steward, and the Company did not participate in its preparation or review.

As of the date of this Current Report on Form 8-K, Steward is current on all lease rent and loan interest payments to the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding the Company’s plans, strategies, objectives, targets, future expansion and development activities and expected financial performance that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the closing of the Prospect acquisition and related transactions on the terms contemplated or at all; the ability of the Company’s tenants to meet the terms of their agreements; expected payout ratio; the amount of acquisitions of healthcare real estate, if any; capital markets conditions; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt or equity arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular; and the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis, and the factors referenced under the section captioned “Item 1.A Risk Factors” in the Annual Report on Form 10-K of the Company and the Operating Partnership for the year ended December 31, 2018, and other risks described in documents subsequently filed by the Company or the Operating Partnership from time to time with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 15, 2019

99.2	Investor Presentation dated July 15, 2019

99.3	Steward Health Care System LLC consolidated balance sheets, statements of operations, statements of comprehensive loss, statements of changes in members’ deficit, and statements of cash flows as of and for the years ended December 31, 2018 and 2017 (unaudited)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: July 15, 2019

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: July 15, 2019